Exhibit 4.8

Execution Copy

ULTRAGENYX PHARMACEUTICAL INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Dated as of December 18, 2012

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TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule A – Schedule of Investors

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ULTRAGENYX PHARMACEUTICAL INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of December 18, 2012 by and among Ultragenyx Pharmaceutical Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, certain of the Investors and the Company previously entered into that certain Investors’ Rights Agreement dated June 16, 2011 (the “Prior Agreement”),

WHEREAS, certain of the Investors and the Company are parties to that certain Series B Preferred Stock Purchase Agreement dated as of even date herewith (the “Series B Purchase Agreement”) relating to the issue and sale of shares of Series B Preferred Stock of the Company (the “Series B Preferred Stock”).

WHEREAS, the obligations of the Company and the Investors under the Series B Purchase Agreement are conditioned, among other things, upon amending and restating the Prior Agreement by the execution and delivery of this Agreement by the Investors and the Company.

WHEREAS, the Prior Agreement may be amended by a written instrument executed by the Company and the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock.

WHEREAS, the Company and the holders of Series A Preferred Stock that are signatories hereto (constituting at least seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock) desire to amend and restate the Prior Agreement in its entirety in order to induce certain of the Investors to purchase shares of Series B Preferred Stock.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under

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common control with such specified person, including, without limitation, any partner, officer, director, member or manager of such person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with or shares a common investment adviser with, such person.

(d) The term “Certificate” shall mean the Company’s Certificate of Incorporation, as amended and/or restated from time to time.

(e) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(f) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(h) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(i) The term “Major Holder” shall mean: (i) any holder of at least 3,650,000 shares of Series A Preferred Stock, or (ii) any holder of at least 1,000,000 shares of Series B Preferred Stock (in each case, as adjusted for Recapitalizations as defined in the Company’s Certificate of Incorporation). For purposes of this definition and determining the availability of any rights of a holder under this Agreement, all shares of Preferred Stock held by affiliated entities or persons or entities under common investment management or control shall be aggregated together; accordingly, if such threshold is met by such persons and entities in the aggregate, then each such person or entity shall be considered a “Major Holder” for all purposes of this Agreement. Notwithstanding the foregoing provisions of this Section 1.1(i), none of the following Investors shall be considered a “Major Holder” under this Agreement: Emil D. Kakkis, William Aliski, and the John and Cynthia Klock Trust.

(j) The term “person” means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

(k) The term “Qualified Public Offering” shall mean the first sale by the Company of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, which raises gross proceeds of at least $30,000,000 in the aggregate (before deduction of underwriting discounts and commissions).

(l) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

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(m) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock of the Company (the “Series A Preferred Stock”) and the Series B Preferred Stock (together, the “Preferred Stock”) and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(n) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(o) The term “Rule 144” shall mean Rule 144 under the Act.

(p) The term “Rule 145” shall mean Rule 145 under the Act.

(q) The term “SEC” shall mean the Securities and Exchange Commission.

(r) The term “Significant Holders” shall mean the Major Holders and the Emil Kakkis and Jenny Soriano Living Trust, Dated June 18, 2009 and its assigns, collectively.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of: (i) three (3) years after the date of this Agreement or (ii) six months after the effective date of the Initial Offering, a written request from Investors holding at least fifty percent (50%) of the Registrable Securities outstanding or such lesser percentage if the anticipated aggregate offering price is not less than $10,000,000 (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to, as soon as practicable, file a registration statement under the Act with respect to all of the Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a), and use best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned

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upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has undertaken two (2) registrations pursuant to this Section 1.2 at the request of the Initiating Holders, and such registrations have either been: (a) declared or ordered effective with respect to all of the Registrable Securities requested by the Holders to be included in such registration, or (b) withdrawn after filing by the Company at the request of the Initiating Holders (other than as a result of a material adverse change to the Company) (a “Qualifying Registration”); or

(iii) during the period starting with the date of the filing of and ending on the date one hundred eighty (180) days following the effective date of the Qualified Public Offering or during the period starting with the date of the filing of and ending on the date forty-five days (45) following the effective date of any other Company-initiated registration pursuant to Section 1.3 below; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Investors requesting a registration statement pursuant to this Section 1.2 within thirty (30) days of such request a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating (A) that the Company intends to file a registration statement for its Initial Offering within sixty (60) days following the date of the initial request for registration made by the Initiating Holders pursuant to this Section 1.2 or (B) that in the good faith judgment of the Board of Directors of

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the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such sixty (60) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders that has been expressly approved by the Holders pursuant to Section 1.12) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Significant Holder written notice of such registration. Upon the written request of each Significant Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 1.3(c), the Company shall, subject to the provisions of Section 1.3(c), use reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Significant Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Significant Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Significant Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities,

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including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. The Company shall not, without the prior written consent of the holders of at least a majority of the Registrable Securities then held by the Significant Holders exclude any Registrable Securities from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned first, to the Company; second, to the Significant Holders on a pro rata basis based on the total number of Registrable Securities held by such Investors; and third, to any stockholder of the Company (other than a Significant Holder) on a pro rata basis so long as the number of Registrable Securities held by the Significant Holders is not reduced. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Significant Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Significant Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Significant Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the Affiliated venture capital funds, partners, retired partners and stockholders of such Significant Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Investor,” and any pro rata reduction with respect to such “selling Significant Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least ten percent (10%) of the Registrable Securities outstanding (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

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(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such sixty (60) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall use reasonable efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

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1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts (and best efforts in the case of registrations under Section 1.2) to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one (1) year or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one (1) year period shall be extended for a period of time equal to the period the Holder refrains, at the request of the Company or an underwriter of securities of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one (1) year period shall be extended for up to ninety (90) additional days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders

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a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) use reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in each case in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time but in no event more than 60 days in any twelve (12)-month period, the effectiveness or use of, or trading under, any registration statement if the Company shall determine that the sale of any securities pursuant to such registration statement would in the good faith unanimous judgment of the Board of Directors of the Company require disclosure of material nonpublic information that, if disclosed at such time, would cause a Violation (as defined below); provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

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1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements not to exceed $20,000 of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2 or Section 1.4, the Holders of at least a majority of the Registrable Securities then held by the Investors agree to forfeit their right to one demand registration pursuant to Section 1.2 or Section 1.4 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisors for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or

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referred to by the Company, (ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case with respect to a specific Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information regarding such Holder that is furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information regarding such Holder that is furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b), when aggregated with any contribution obligation under Section 1.9(d), exceed the net proceeds from the offering received by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

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1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, retired stockholder, retired member, member or stockholder of a Holder, (ii) is a member or former member of any Holder that is a limited liability company, (iii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iv) after such assignment or transfer, holds at least 425,000 shares of Registrable Securities (subject to appropriate adjustment for Recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2 below.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding at least seventy-five percent (75%) of the then outstanding Preferred Stock (determined on an as-converted basis) or, following conversion of all Preferred Stock, seventy-five percent (75%) of Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand registration of their securities or (c) to exercise other registration rights that are pari passu or senior to those granted to the Holders hereunder.

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1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1, other than a Holder’s right to seek indemnification from the Company pursuant to Section 1.9, which shall continue until the expiration of the statute of limitations applicable thereto, (a) after five (5) years following the consummation of the Qualified Public Offering, (b) as to any Holder, such earlier time after the Qualified Public Offering at which such Holder holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144 and without the requirement that the Company be in compliance with the current public information required under Rule 144(c)(1) or (c) after the consummation of a Liquidation Event, as that term is defined in the Certificate.

1.14 “Market Stand-Off” Agreement.

(a) Each Investor hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Investor or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.14 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Investors if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. The underwriters in connection with the Initial Offering are intended third party beneficiaries of this Section 1.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, each Investor hereby agrees to enter into a written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 1.14, and each Investor hereby agrees that such underwriters shall be entitled to require each such Investor to enter into such a written agreement. Notwithstanding the foregoing, nothing in this Section 1.14 shall prevent an Investor from making a transfer of any Common Stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the NASDAQ Global Market at the time it was acquired by the Investor or was acquired by such Investor pursuant to Rule 144A of the Act, including any shares acquired in the Initial Offering.

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In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Preferred Stock held by each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

(a) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days thereafter or such longer period as approved by the Company’s Board of Directors, (i) an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be audited and accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors, in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and setting forth in each case in comparative form the figures for the previous fiscal year;

(b) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, (i) an unaudited income statement for such fiscal year, an unaudited balance sheet of the Company and an unaudited statement of stockholder’s equity as of the end of such year, and an unaudited statement of cash flows for such year;

(c) no later than thirty (30) days after the start of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto);

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(d) as soon as practicable after the end of each of the first three (3) quarters of each fiscal year of the Company, and in any event within forty-five (45) days after the end of each such fiscal quarter, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the fiscal quarter, and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

(e) concurrently with the delivery of any of the above, a report including an up-to-date capitalization table and a comparison of the Company’s results for the applicable period to the Company’s then-current annual budget.

2.2 Inspection. The Company shall permit each Investor at such Investor’s expense, and upon reasonable notice, during normal business hours, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or similar confidential information, and provided further that the Company may require the Investor to execute a confidentiality and nondisclosure agreement with restrictions that are reasonable under the circumstances prior to any such visit and inspection.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Significant Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, “Significant Holder” includes any general partners and Affiliates of a Significant Holder. A Significant Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(a)(2) of the Act or any similar exemption under applicable state securities laws in connection with such sale of Shares by the Company.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to each Significant Holder in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.7 (the “Notice”) to the Significant Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price, terms and conditions upon which it proposes to offer such Shares.

(b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Significant Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of

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such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Significant Holder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities). The Company shall promptly, in writing, inform each Significant Holder which purchases all the shares available to it (“Fully-Exercising Holder”) of any other Significant Holder’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Significant Holders were entitled to subscribe but which were not subscribed for by the Significant Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(c) If all Shares that Significant Holders are entitled to obtain pursuant to Section 2.3(b) are not elected to be obtained as provided in Section 2.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Significant Holders in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to any of the issuances exempted from the definition of “Additional Stock” in Article IV.B.4.(d)(ii) of the Certificate of Incorporation. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

(e) The right of first offer set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Investor to any partner or Affiliate or wholly-owned subsidiary or parent of any such Investor and (ii) such right is assignable to a transferee or assignee who holds after such transfer at least 425,000 shares of the Preferred Stock (subject to appropriate adjustment for Recapitalizations as defined in the Certificate).

2.4 Proprietary Information and Inventions Agreements. The Company shall require all of its employees and consultants to enter into the Company’s standard form of proprietary information and inventions agreement, in the form provided to the Investors prior to the date of this Agreement, subject to material change by the Company only with the approval of the Company’s Board of Directors.

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2.5 Key Man and D/O Insurance. The Company shall purchase and at all times maintain a key-man life insurance policy on Emil Kakkis from financially sound and reputable insurers in the amount of $5,000,000 payable to the Company, or such other amount as elected by the Board of Directors. The Company shall also purchase and at all times maintain from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors and the Investors, with coverage retroactive to the date hereof and with tail coverage for up to at least six years, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Neither policy contemplated by this Section 2.5 shall be cancelable by the Company without prior approval by the Board of Directors.

2.6 Board Observer Rights. So long as TPG Biotechnology Partners III, L.P. and its Affiliates (collectively, “TPG”) continue to hold at least one million (1,000,000) shares of Registrable Securities (as adjusted for Recapitalizations), the Company shall allow TPG to designate one (1) observer (the “TPG Observer”) to attend all regular meetings of the Company’s Board of Directors in a nonvoting capacity. So long as A.M. Pappas Life Science Ventures IV, L.P. and its Affiliates (collectively, “Pappas”) continue to hold at least one million (1,000,000) shares of Registrable Securities (as adjusted for Recapitalizations), the Company shall allow Pappas to designate one (1) observer (the “Pappas Observer”) to attend all regular meetings of the Company’s Board of Directors in a nonvoting capacity. So long as Emil Kakkis continues to hold at least a majority of the outstanding shares of Common Stock of the Company, the Company shall allow Dr. Kakkis to designate one (1) observer (the “Common Observer”) to attend all regular meetings of the Company’s Board of Directors in a nonvoting capacity. So long as Adage Capital Partners, L.P. and its Affiliates (collectively, “Adage”) continue to hold at least one million (1,000,000) shares of Registrable Securities (as adjusted for Recapitalizations), the Company shall allow Adage to designate one (1) observer (the “Adage Observer”) to attend all regular meetings of the Company’s Board of Directors in a nonvoting capacity. The Adage Observer shall initially be Steven J. Klaus. Any substitute or replacement Adage Observer shall be subject to the prior approval of the Company’s Board of Directors, which approval shall not be unreasonably delayed, conditioned or denied; provided that the appointment of Phill Gross, Alan Sebulsky or Rick Solit as a substitute or replacement Adage Observer shall be deemed approved without any further action. In connection with the observer rights set forth in this Section 2.6, the Company shall give the TPG Observer, the Pappas Observer, the Common Observer and the Adage Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the TPG Observer, the Pappas Observer, the Common Observer and the Adage Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, further, that the Company reserves the right to exclude the TPG Observer, the Pappas Observer, the Common Observer and the Adage Observer from access to any material or meeting or portion thereof if the Company reasonably believes based on advice of counsel (i) such attendance would create a conflict of interest; or (ii) such exclusion is reasonably necessary to preserve attorney-client privilege. The Company shall reimburse TPG, Pappas and Adage for all reasonable out-of-pocket expenses incurred by their respective observers for travel to and attendance at board meetings.

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2.7 Stock Vesting. Unless otherwise approved by the Company’s Board of Directors, all stock and stock equivalents issued to employees and other service providers of the Company during the term of this Agreement shall be subject to vesting as follows: twenty-five percent (25%) of such shares shall vest at the end of the first year following the issuance thereof, and the remaining seventy-five percent (75%) shall vest monthly over the following three years. If employees are permitted to exercise unvested options, the Company’s repurchase option shall provide that, upon termination of the optionee’s service to the Company, with or without cause, the Company or its assignee (to the extent permissible under an applicable securities law qualification) may repurchase the unvested shares subject to such option at the lesser of cost or fair market value as determined by the Company’s Board of Directors.

2.8 Board Meetings, Board Actions and Committee Rights. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least every other month in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board of Directors. So long as TPG continues to hold one million (1,000,000) shares of Registrable Securities (as adjusted for any Recapitalizations), the Company shall allow TPG to designate one (1) member of each committee of the Company’s Board of Directors. The Company hereby covenants and agrees with each of the Investors that, in addition to any other restrictions set forth in the Certificate, it shall not, without approval of the Board of Directors, enter into, or agree to enter into, or perform any of the transactions or take any of the actions contemplated by Article IV.B.6 of the Certificate.

2.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

2.10 Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

2.11 Termination of Certain Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force or effect upon the earlier of the consummation of the Initial Offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the 1934 Act (the “Termination Date”). This Agreement, except Section 2.9, shall terminate and be of no further force or effect upon the consummation of a Liquidation Event (as such term is defined in the Certificate, which Certificate may be amended from time to time).

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3. Miscellaneous.

3.1 Limitations on Disposition.

Each Investor agrees not to make any disposition of all or any portion of such Investor’s Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement, and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) by an Investor to an Affiliate of such Investor or (ii) by the Investor that is a partnership, corporation or limited liability company to a partner of such partnership, or a stockholder of such corporation or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired stockholder of such corporation who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, provided that, in each case, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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3.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in New York County in the State of New York, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

3.4 Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

3.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including by pdf attachment) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7 Notices; Confidentiality.

(a) Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic mail or by facsimile to the email address or to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by electronic mail or by facsimile to the email address or to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery

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guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.7 by giving the other party written notice of the new address in the manner set forth above.

(b) The Investors acknowledge that the notices provided from time to time by the Company pursuant to Section 1 of this Agreement may contain material non-public information under the 1934 Act. Accordingly, from and after the Termination Date, the Investors agree to hold in confidence, for a period not to exceed sixty (60) days, any information contained in notices delivered to the Investors pursuant to Section 1 and designated by the Company as material non-public information until such information has been publicly disclosed by the Company in a press release or SEC filing; provided, however, that the Investors may disclose such confidential information to (i) their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring the investment in the Company, (ii) their officers, directors, managers, members, limited partners, and investors who are bound by a duty of confidentiality, and (iii) to the extent required by court order or pursuant to applicable law, regulation or a regulatory organization’s rules. Not later than the sixtieth (60th) day following any disclosure of material non-public information by the Company in a notice delivered to an Investor pursuant to Section 1, the Company shall publicly disclose such information in a manner compliant with Regulation FD promulgated under the 1934 Act, as amended from time to time.

(c) Notices and communications to an Investor hereunder shall be sent solely to the person or department set forth on such Investor’s signature page hereto and the Company shall not send notices or communications to any other person on behalf of such Investor without the prior written consent of such person or member of such department.

3.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least seventy-five percent (75%) of the Preferred Stock then outstanding, voting together as a single class on an as-converted basis; provided, however, that if any amendment or waiver operates in a manner that treats any Investor different from other Investors, the consent of such Investor shall also be required for such amendment or waiver; provided, further that, Section 2.6 may not be amended with respect to TPG’s right to appoint the TPG Observer and to designate one member of each committee of the Company’s Board of Directors, respectively, without the consent of TPG, Section 2.6 may not be amended with respect to Pappas’ right to appoint the Pappas Observer without the consent of Pappas and Section 2.6 may not be amended with respect to Dr. Kakkis’s right to appoint the Common Observer without the consent of Dr. Kakkis; provided, further that Section 1.1(i) may not be amended to alter the rights of a Major Holder in a manner that is adverse to such Major Holder

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and which differs from the treatment accorded the other Major Holders without the consent of such Major Holder; and provided, further that Section 2.8 may not be amended without the consent of TPG. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

3.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

3.13 Amendment of Prior Agreement and Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by (i) the Company and (ii) the Investors (as defined, for purposes of this Section 3.13, in the Prior Agreement) holding shares representing 75% of the Company’s Series A Preferred Stock, and upon the closing of the transactions contemplated by the Series B Purchase Agreement, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to the rights set forth herein. The Significant Holders (as defined in the Prior Agreement) hereby waive any rights of first offer (including any related notice rights) set forth in Section 2.3 of the Prior Agreement with respect to the issuance of the Series B Preferred Stock pursuant to the Series B Purchase Agreement.

*            *             *

23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Shalini Sharp
Name: Shalini Sharp
Title: Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND

RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR: ADAGE CAPITAL PARTNERS, L.P.

BY:	/s/ Phillip T. Gross
NAME:	Philip T. Gross
TITLE:	Managing Member

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: SMALLCAP WORLD FUND, INC.

BY: CAPITAL RESEARCH AND MANAGEMENT COMPANY, ITS INVESTMENT ADVISER

BY:	/s/ Michael J. Downer
NAME:	Michael J. Downer
TITLE:	Senior Vice President and Secretary

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: AMERICAN FUNDS INSURANCE SERIES – GLOBAL SMALL CAPITALIZATION FUND

BY: CAPITAL RESEARCH AND MANAGEMENT COMPANY, ITS INVESTMENT ADVISER

BY:	/s/ Michael J. Downer
NAME:	Michael J. Downer
TITLE:	Senior Vice President and Secretary

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: PRUDENTIAL SECTOR FUNDS, INC., PRUDENTIAL HEALTH SCIENCES FUND D/B/A PRUDENTIAL JENNISON HEALTH SCIENCES FUND

BY: JENNISON ASSOCIATES LLC, AS INVESTMENT SUB-ADVISER TO THE FUND

BY:	/s/ David Chan
NAME:	DAVID CHAN
TITLE:	MANAGING DIRECTOR

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: JENNISON GLOBAL HEALTHCARE MASTER FUND, LTD.

BY: JENNISON ASSOCIATES LLC, AS INVESTMENT ADVISER TO THE FUND

BY:	/s/ David Chan
NAME:	DAVID CHAN
TITLE:	MANAGING DIRECTOR

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: NORTH RIVER PARTNERS, L.P.

BY: WELLINGTON MANAGEMENT COMPANY, LLP, AS INVESTMENT ADVISER

BY:	/s/ Steven M. Hoffman
NAME:	STEVEN M. HOFFMAN
TITLE:	VICE PRESIDENT AND COUNSEL

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: NORTH RIVER INVESTORS (BERMUDA) L.P.

BY: WELLINGTON MANAGEMENT COMPANY, LLP, AS INVESTMENT ADVISER

BY:	/s/ Steven M. Hoffman
NAME:	STEVEN M. HOFFMAN
TITLE:	VICE PRESIDENT AND COUNSEL

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: SALTHILL PARTNERS, L.P.

BY: WELLINGTON MANAGEMENT COMPANY, LLP, AS INVESTMENT ADVISER

BY:	/s/ Steven M. Hoffman
NAME:	STEVEN M. HOFFMAN
TITLE:	VICE PRESIDENT AND COUNSEL

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: SALTHILL INVESTORS (BERMUDA) L.P.

BY: WELLINGTON MANAGEMENT COMPANY, LLP, AS INVESTMENT ADVISER

BY:	/s/ Steven M. Hoffman
NAME:	STEVEN M. HOFFMAN
TITLE:	VICE PRESIDENT AND COUNSEL

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: HAWKES BAY MASTER INVESTORS (CAYMAN) LP

BY: WELLINGTON MANAGEMENT COMPANY, LLP, AS INVESTMENT ADVISER

BY:	/s/ Steven M. Hoffman
NAME:	STEVEN M. HOFFMAN
TITLE:	VICE PRESIDENT AND COUNSEL

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: SHIRE LLC

BY:	/s/ Mike Chapman
NAME:	MIKE CHAPMAN
TITLE:	PRESIDENT

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: GENZYME CORPORATION

BY:	/s/ David P. Meeker
NAME:	David P. Meeker
TITLE:	President & CEO, Genzyme

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: HANS UTSCH

/s/ Hans Utsch

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: THOMAS KASSBERG

/s/ Thomas Kassberg

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR: TPG BIOTECHNOLOGY PARTNERS III, L.P.

BY: TPG BIOTECHNOLOGY GENPAR III, L.P., ITS GENERAL PARTNER BY: TPG BIOTECHNOLOGY GENPAR III ADVISORS, LLC, ITS GENERAL PARTNER

BY:	/s/ Ronald Cami
NAME:	RONALD CAMI
TITLE:	VICE PRESIDENT

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR: BEACON BIOVENTURES FUND II LIMITED PARTNERSHIP

By its sole general partner: Beacon Bioventures Advisors Fund II Limited Partnership By its sole general partner: BBV II AGP LLC

By:	/s/ Stephen Knight
Stephen Knight, Vice President

TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: HEALTHCAP VI, L.P.

By: Its General Partner HEALTHCAP VI GP S.A.

/s/ Francois Kaiser
Name: Franscois Kaiser
Title: Director

/s/ D. Richter
Name: D. Richter
Title: Director

Address: Mailing address: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: A.M. PAPPAS LIFE SCIENCE VENTURES IV, L.P. By: AMP&A Management IV, LLC Its: General Partner

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner & CFO

PV IV CEO FUND, L.P. By: AMP&A Management IV, LLC Its: General Partner

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner & CFO

TELEPHONE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

By:	/s/ Emil D. Kakkis
Emil D. Kakkis

Address: Telephone: Facsimile No.: E-mail Address:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

By:	/s/ William Aliski
William Aliski

Address: Telephone: Facsimile No.: E-mail Address:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR: JOHN AND CYNTHIA KLOCK TRUST

By:	/s/ John Klock
Name:	John Klock
Title:	Trustee

By:	/s/ Cynthia Klock
Name:	Cynthia Klock
Title:	Trustee

Address: Telephone: Facsimile No.: E-mail Address:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAME OF INVESTOR: RAMIUS ULTRAGENYX HOLDINGS LLC

BY:	/s/ Peter A. Cohen
NAME:	Peter A. Cohen
TITLE:	Authorized Signatory

ADDRESS: TELEPHONE: FACSIMILE: E-MAIL:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

T. ROWE PRICE ASSOCIATES, INC., as

investment adviser on behalf of the funds and

accounts set forth in Attachment A hereto, and

listed below, severally and not jointly

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

T. ROWE PRICE HEALTH SCIENCES PORTFOLIO

TD MUTUAL FUNDS—TD HEALTH SCIENCES FUND

VALIC COMPANY I—HEALTH SCIENCES FUND

JOHN HANCOCK VARIABLE INSURANCE

TRUST—HEALTH SCIENCES TRUST

JOHN HANCOCK FUNDS II—HEALTH SCIENCES FUND

BY:	/s/ Kris Jenner
NAME:	Kris Jenner
TITLE:	VICE PRESIDENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

T. ROWE PRICE ASSOCIATES, INC., as

investment adviser on behalf of the funds and

accounts set forth in Attachment A hereto, and listed

below, severally and not jointly

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW HORIZONS TRUST

T. ROWE PRICE H.S. EQUITIES TRUST

BY:	/s/ Henry Ellenbogen
NAME:	Henry Ellenbogen
TITLE:	VICE PRESIDENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAME OF INVESTOR: BlackRock Health Sciences Trust BY: BLACKROCK ADVISORS, LLC, ITS INVESTMENT ADVISER

BY:	/s/ Erin Xie
NAME:	Erin Xie
TITLE:	MANAGING DIRECTOR

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAME OF INVESTOR: BlackRock Funds: Health Sciences Opportunities Portfollio BY: BLACKROCK ADVISORS, LLC, ITS INVESTMENT ADVISER

BY:	/s/ Erin Xie
NAME:	Erin Xie
TITLE:	MANAGING DIRECTOR

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAME OF INVESTOR: ING Health Sciences Opportunities Portfollio BY: BLACKROCK ADVISORS, LLC, ITS INVESTMENT ADVISER

BY:	/s/ Erin Xie
NAME:	Erin Xie
TITLE:	MANAGING DIRECTOR

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAME OF INVESTOR: BGF World Healthscience Fund BY: BLACKROCK ADVISORS, LLC, ITS INVESTMENT ADVISER

BY:	/s/ Erin Xie
NAME:	Erin Xie
TITLE:	MANAGING DIRECTOR

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAME OF INVESTOR: Columbia Acorn Trust on behalf of its Columbia Acorn Fund By Columbia Wanger Asset Management, LLC, Its investment adviser

BY:	/s/ Richard Watson
NAME:	Richard Watson
TITLE:	Analyst

SCHEDULE A

SCHEDULE OF INVESTORS

Investor Name

Adage Capital Partners, L.P.

SMALLCAP World Fund, Inc.

American Funds Insurance Series – Global Small Capitalization Fund

Prudential Sector Funds, Inc., Prudential Health Sciences Fund d/b/a Prudential Jennison Health Sciences Fund

Jennison Global Healthcare Master Fund, Ltd.

North River Partners, L.P.

North River Investors (Bermuda) L.P.

Salthill Partners, L.P.

Salthill Investors (Bermuda) L.P.

Hawkes Bay Master Investors (Cayman) LP

Shire LLC

Genzyme Corporation

Hans Utsch

Ramius Ultragenyx Holdings LLC

T. Rowe Price Health Sciences Fund, Inc.

T. Rowe Price Health Sciences Portfolio

TD Mutual Funds – TD Health Sciences Fund

VALIC Company I – Health Sciences Fund

John Hancock Variable Insurance Trust – Health Sciences Trust

John Hancock Funds II – Health Sciences Fund

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

Columbia Acorn Fund

BlackRock Funds: Health Sciences Opportunities Portfolio

BlackRock Health Sciences Trust

ING BlackRock Health Sciences Opportunities Portfolio

BGF World Healthscience Fund

TPG Biotechnology Partners III, L.P.

Beacon Bioventures Fund II Limited Partnership

Healthcap VI, L.P.

A.M. Pappas Life Science Ventures IV, L.P.

PV IV CEO Fund, L.P.

Emil D. Kakkis

William Aliski

John and Cynthia Klock Trust

Thomas Kassberg